SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   Form 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                Date of Report:
                               October 20, 2000



                           SKY FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)



            Ohio                      1-14473                 34-1372535
(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)              File Number)         Identification No.)



      221 South Church Street
        Bowling Green, Ohio                                     43402
(Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number, including area code: (419) 327-6300



                                       N/A
          (Former name or former address, if changed since last report)












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Item  5.   Other Items

Effective October 20, 2000, Sky Financial Group, Inc. (the Company) announced today that, in an effort to downsize and streamline its corporate board, twelve directors voluntarily submitted their resignations, most of whom will continue to serve the Company as directors of various of its affiliates. Going forward, Sky Financial Group, Inc. will have a sixteen-member board, comprised of the following directors:

Marty E. Adams
George N. Chandler, II
Robert C. Duvall
D. James Hilliker
Richard R. Hollington, Jr.
Fred H. "Sam" Johnson, III
Jonathan A. Levy
Gerard P. Mastroianni
James C. McBane
Thomas J. O'Shane
Edward J. Reiter
Gregory L. Ridler
Emerson J. Ross, Jr.
C. Gregory Spangler
Robert E. Spitler
Joseph N. Tosh, II


The following directors are voluntarily standing-down:

Gerald D. Aller
David A. Bryan
Keith D. Burgett
Del E. Goedeker
Charles I. Homan
H. Lee Kinney
Marilyn O. McAlear
Thomas S. Noneman
Patrick W. Rooney
Douglas J. Shierson
Robert E. Stearns














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In other action, the Company's Board of Directors declared a 10% stock dividend on its common stock, payable January 2, 2001 to shareholders of record December 15, 2000.

In addition, the Company announced that the Board of Directors has reauthorized its common stock repurchase plan, through which the Company may repurchase up to 5% (or approximately 3.8 million) of the outstanding shares of Sky Financial common stock over a twelve month period in the open market or in privately negotiated transactions. This action represents a continuation of the Company's program in which shares are repurchased for general corporate purposes, including use in future stock dividends and use in its stock option plans.











































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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SKY FINANCIAL GROUP, INC.


                                 By:  /s/ Kevin T. Thompson


                                 Name:    Kevin T. Thompson
                                 Title:   Executive Vice President and
                                          Chief Financial Officer


Date:  October 20, 2000